EXHIBIT 5.1

                           CHARLES A. CLEVELAND, P.S.
                                    Suite 304
                              1212 North Washington
                         Spokane, Washington 99201-2401
                                  509.326.1029

August 10, 2004

Board Of Directors
Nova Oil, Inc.
17922 N. Hatch Rd.
Colbert, Washington 99005-9377

Re:         Nova Oil, Inc. -- Registration Statement on Form SB-2
                  for 764,500 Shares of Common Stock

Gentlemen:

            We have acted as counsel for Nova Oil, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (File Number 333-117018) relating to the registration of an aggregate of 764,500 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"), all of which may to be sold by certain stockholders of the Company (the "Selling Stockholders").

            This opinion is being furnished in accordance with the requirements of Item 27 of Form SB-2 and Item 601(b)(5)(i) of Regulation S-B.

            We have examined the Registration Statement and such documents and records of the Company and other documents as we had deemed necessary for purposes of this opinion. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity of all documents submitted to us.

            We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation.

Nova Oil, Inc.
August 10, 2004
Page 2


            Based upon the foregoing, we are of the opinion that upon the occurrence of the following events:

            (a) due action by the Board of Directors of the Company authorizing the issuance and/or sale of the Shares by the Selling Shareholders;

            (b) filing of the Registration Statement and any amendments thereto and the effectiveness of the Registration Statement and the continued effectiveness of the Registration Statement; and

            (c) due execution by the Company and registration by its registrars of the Shares of the Selling Shareholders and sale thereof as contemplated by the Registration Statement and in accordance and in compliance with all federal and state laws and other governmental authorizations, the Shares are duly authorized for issuance and are validly issued, fully paid and nonassessable.

            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-B or Item 509 of Regulation S-K.

            This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

            This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Nova Oil or the Shares.

Nova Oil, Inc.
August 10, 2004
Page 3


            I cannot speak to any matters governed by the laws of any State or jurisdiction other than the State of Washington. Any matters dealing with those jurisdictions require you to associate counsel admitted to practice in such other jurisdictions. We are only admitted to practice in the State of Washington.

Very truly yours,

CHARLES A. CLEVELAND, P.S.

By:/s/CHARLES A. CLEVELAND
   -----------------------
      Charles A. Cleveland


CAC:clw